Exhibit 5(i) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K
                        WORLD INVESTMENT SERIES, INC.

                         INVESTMENT ADVISORY CONTRACT


     This Contract is made this 1st day of March, 1994, between FEDERATED MANAGEMENT, a Delaware business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Adviser"), and WORLD INVESTMENT SERIES, INC., a Maryland corporation having its principal place of business in Pittsburgh, Pennsylvania (the "Corporation").

    WHEREAS the Corporation is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission; and

    WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The Corporation hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Corporation which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Directors of the Corporation, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

     2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Articles of Incorporation and Bylaws of the Corporation and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

     3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Corporation expenses, including, without limitation, the expenses of organizing the Corporation and continuing its existence; fees and expenses of Directors and officers of the Corporation; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Corporation, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Directors and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Corporation and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Corporation to indemnify its officers and Directors and agents with respect thereto.
     4. Each of the Funds shall pay to Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

     5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

     6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

     7. This Contract shall begin for each Fund as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Directors as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Directors and thereafter for successive periods of one year, subject to approval as described above.
     8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Directors of the Corporation or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

     9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

     10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Corporation or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

     11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Contract or interested persons of any such party to this Contract (other than as Directors of the Corporation) cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

     12. The Corporation and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Articles of Incorporation of the Adviser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, as amended, the Corporation and the Funds shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Directors, officers, employees, or agents of the Adviser, or any of them.

     13. The parties hereto acknowledge that Federated Investors, has reserved the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Corporation and one or more of the Funds the use of the name "Federated". The name "Federated" will continue to be used by the Corporation and each Fund so long as such use is mutually agreeable to Federated Investors and the Corporation.

     14. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     15. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.



                                  EXHIBIT A
                                    to the
                         Investment Advisory Contract
                        World Investment Series, Inc.

                              World Utility Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00 of 1% of the average daily net assets of the Fund.
     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of March, 1994.



Attest:                            FEDERATED MANAGEMENT



/s/ John W. McGonigle                        By:/s/ J. Thomas Madden
                    Secretary           Executive Vice President



Attest:                            WORLD INVESTMENT SERIES, INC.



/s/ Byron F. Bowman                     By:/s/ J. Christopher Donahue
               Assistant Secretary                     Vice President


                                  EXHIBIT B
                                    to the
                         Investment Advisory Contract
                        World Investment Series, Inc.

                      Federated Asia Pacific Growth Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.10 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.10 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of December, 1995.



Attest:                            FEDERATED GLOBAL RESEARCH CORP.



/s/ Stephen A. Keen                     By: /s/   J. Thomas Madden
                    Secretary           Executive Vice President



Attest:                            WORLD INVESTMENT SERIES, INC.



/s/ S.  Elliott Cohan                        By/s/ Edward C. Gonzales
               Assistant Secretary                     Vice President
                                  EXHIBIT C
                                    to the
                         Investment Advisory Contract
                        World Investment Series, Inc.

                       Federated Emerging Markets Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.25 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.25 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of December, 1995.



/s/ Stephen A. Keen                     By: /s/   J. Thomas Madden
                    Secretary           Executive Vice President



Attest:                            WORLD INVESTMENT SERIES, INC.



/s/ S.  Elliott Cohan                        By/s/ Edward C. Gonzales
               Assistant Secretary                     Vice President


                                  EXHIBIT D
                                    to the
                         Investment Advisory Contract
                        World Investment Series, Inc.

                        Federated European Growth Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of December, 1995.



/s/ Stephen A. Keen                     By: /s/   J. Thomas Madden
                    Secretary           Executive Vice President



Attest:                            WORLD INVESTMENT SERIES, INC.
/s/ S.  Elliott Cohan                        By/s/ Edward C. Gonzales
               Assistant Secretary                     Vice President


                                  EXHIBIT E
                                    to the
                         Investment Advisory Contract
                        World Investment Series, Inc.

                  Federated International Small Company Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.25 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.25 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of December, 1995.



/s/ Stephen A. Keen                     By: /s/   J. Thomas Madden
                    Secretary           Executive Vice President



Attest:                            WORLD INVESTMENT SERIES, INC.


/s/ S.  Elliott Cohan                        By/s/ Edward C. Gonzales
               Assistant Secretary                     Vice President


                                  EXHIBIT F
                                    to the
                         Investment Advisory Contract
                        World Investment Series, Inc.

                     Federated Latin American Growth Fund

     For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.25 of 1% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.25 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 1st day of December, 1995.


/s/ Stephen A. Keen                     By: /s/   J. Thomas Madden
                    Secretary           Executive Vice President



Attest:                            WORLD INVESTMENT SERIES, INC.



/s/ S.  Elliott Cohan                        By/s/ Edward C. Gonzales